SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 9, 2005 (November 8, 2005)
(Date of Earliest Event Reported)

Clarient, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	75-2649072
(State or Other Jurisdiction	000-22677	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

33171 Paseo Cerveza
San Juan Capistrano, California		92675
(Address of Principal Executive Offices)		(Zip Code)

(949) 443-3355

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

                On November 8, 2005, Clarient, Inc. (“Clarient”) entered into a securities purchase agreement with a limited number of accredited investors pursuant to which Clarient has agreed to issue 15,000,000 shares of common stock, together with warrants to purchase an additional 2,250,000 shares of common stock, for an aggregate purchase price of $15,000,000.  The exercise price of the warrants is $1.35 per share.  The warrants are exercisable until the fourth anniversary of the date of issuance.  Clarient has agreed to pay a placement fee of $150,000 in connection with the financing. The financing has been approved by Clarient’s board of directors (including a committee comprised of independent directors) and by its majority stockholders, which are subsidiaries of Safeguard Scientifics, Inc.  The securities associated with the financing are being issued to a limited number of accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, and may not be resold unless there is either an effective registration statement under the Act or a valid exemption from the registration requirements of the Act.

                Under NASD Marketplace Rule 4350(i)(1)(D)(ii), stockholder approval is required for issuances of securities in an amount greater than 20% of Clarient’s outstanding common stock for a purchase price of less than the greater of book or market value. Clarient has obtained stockholder approval by written consent of its majority stockholders for issuance of more than 20% of Clarient’s outstanding stock in the transaction.  However, under Rule 14c under the Securities and Exchange Act of 1934, this approval will not become effective until 21 days after Clarient mails an information statement to its stockholders disclosing that it has obtained the stockholder approval.  In order to comply with Rule 4350(i)(1)(D)(ii), the private placement will be completed in two closings.  In the first closing, Clarient will issue 8,900,000 shares of common stock and warrants to purchase 1,335,000 shares of common stock, for an aggregate purchase price of $8,900,000.  The first closing does not require the stockholder approval to become effective and is expected to occur on November 9, 2005, subject to satisfaction of certain closing conditions.  Under the terms of the purchase agreement, the second closing will occur promptly following the effective date of the above-referenced stockholder approval, which is expected to be no earlier than December 10, 2005.  At the second closing, Clarient will issue the remaining 6,100,000 shares of common stock and warrants to purchase 915,000 shares of common stock for an aggregate purchase price of $6,100,000.  The investors are required to deposit the purchase price to be paid at the second closing in an escrow account, which amount will be released to Clarient at the subsequent closing.  Clarient has agreed to file a registration statement covering resales of the securities acquired by the purchasers in the private placement.  Safeguard is purchasing an aggregate of $9,000,000 of the securities in private placement and will continue to own a majority of Clarient’s common stock following completion of the private placement.

                The Securities Purchase Agreement, the Registration Rights Agreement, and the form of Common Stock Purchase Warrant are attached hereto as Exhibits 99.1, 99.2 and 99.3 respectively, and incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.02               Unregistered Sales of Equity Securities.

                On November 8, 2005, Clarient, Inc. (“Clarient”) entered into a securities purchase agreement with a limited number of accredited investors pursuant to which Clarient has agreed to issue 15,000,000 shares of common stock, together with warrants to purchase an additional 2,250,000 shares of common stock, for an aggregate purchase price of $15,000,000.  The exercise price of the warrants is $1.35 per share.  The warrants are exercisable until the fourth anniversary of their date of issuance.  Other terms of the private placement are described above in Item 1.01 and incorporated herein by reference.

                The offering was made only to accredited investors, as such term is defined in Regulation D under the Securities Act of 1933, as amended. The shares of common stock and the warrants issued to the investors have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Clarient is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Clarient has agreed to file a registration statement covering the resale of the shares of common stock and the shares of common stock underlying the warrants.

 Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

99.1         Securities Purchase Agreement, dated November 8, 2005, by and among the Company and the investors named therein.

99.2         Registration Rights Agreement, dated November 8, 2005, by and among the Company and the investors named therein.

99.3         Form of Common Stock Purchase Warrant to be issued pursuant to Securities Purchase Agreement dated November 8, 2005.

99.4         Press Release announcing the private placement, dated November 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: November 9, 2005	By:	/s/ Stephen T.D. Dixon
		Name:	Stephen T.D. Dixon
		Title:	Executive Vice President and Chief Financial Officer